Skyworks Media Relations:	Skyworks Investor Relations:

Pilar Barrigas (949) 231-3061	Thomas Schiller (949) 231-4700

Skyworks Updates Business Outlook at Needham Conference

Expects to Report at the High End of Q1FY08 Revenue and Earnings Guidance Range;
Earnings Conference Call Scheduled for January 17, 2008

WOBURN, Mass., January 10, 2008—Skyworks Solutions, Inc. (NASDAQ:SWKS), an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity, today announced that based on preliminary, unaudited results for the first fiscal quarter of 2008, it expects to report at the high end of its first quarter FY08 revenue and earnings guidance range provided on November 1, 2007, given better than expected traction with the company’s diversified Linear Products portfolio and multimode content growth within the mobile handset.

Skyworks will be meeting today with investors at Needham’s 10th Annual Growth Stock Conference and is scheduled to present a company overview on January 11, 2008, at 11:30 a.m. Eastern time from the New York Palace Hotel in New York, N.Y.

A conference call with analysts to discuss the company’s actual first fiscal quarter 2008 results and business outlook is scheduled for January 17, 2008, at 5:00 p.m. Eastern time (ET). After the close of the market on January 17, and prior to the conference call, Skyworks will issue a copy of the earnings press release via Business Wire. The press release may also be viewed on Skyworks’ Web site at www.skyworksinc.com.

To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ Web site. To listen to the conference call via telephone, please call 888.715.1389 (domestic) or 913.312.0689 (international), confirmation code: 4895435.

Playback of the conference call will begin at 9:00 p.m. ET on January 17, and end at 9:00 p.m. ET on January 24, 2008. The replay will be available on Skyworks’ Web site or by calling 888.203.1112 (domestic) or 719.457.0820 (international); pass code: 4895435.

About Skyworks

Skyworks Solutions, Inc. is an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity. The company’s power amplifiers, front-end modules and direct conversion transceivers are at the heart of many of today’s leading-edge multimedia handsets. Leveraging core technologies, Skyworks also offers a diverse portfolio of linear products that support automotive, broadband, cellular infrastructure, industrial and medical applications.

Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at www.skyworksinc.com.

# # #